_____________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2008

CHINA PROPERTIES DEVELOPMENTS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-50637

Colorado                                                                                     84-1595829
(State or other jurisdiction                                                      (I.R.S. Employer
of incorporation)                                                                  Identification No.)

89 Chang’an Middle Rd.
Yangming International Tower, Flrs. 26/27
Xi’an, China
(Address of principal executive offices) (zip code)

86 29 85257560
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________

Item 1.01       Entry into a Material Definitive Agreement.
Item 1.02       Termination of a Material Definitive Agreement.
Item 2.01       Completion of Acquisition or Disposition of Assets.

          On June 23, 2008, China Properties Developments, Inc. (“we”, “us”, “our”, or the “Company”), through its 90.28% owned subsidiary, Xi’an Jiahui Real Estate Co., Ltd (“Jiahui”), entered into a series of agreements effective as of June 1, 2008 with Shaanxi Xinyuan Real Estate Co. Ltd. (“Shaanxi”), a corporation organized under the laws of the People’s Republic of China (“PRC”), which we believe gives us effective control over the business of Shaanxi.  Shaanxi is 84.0% owned by Shaanxi Jiahui Group which is majority owned by by Ping’an Wu and his family, and 16.0% owned by Shuzhen Yang.  Ping’an Wu is the Company’s Chairman, Chief Executive Officer, President and a director.

          Contemporaneously with the execution of the series of agreements with Shaanxi, the Company also entered into a Termination Agreement with Shaanxi pursuant to which the parties agreed to terminate and abandon the Securities Subscription Agreement entered into on June 13, 2007 pursuant to which the Company had agreed to subscribe for and purchase new treasury shares of Shaanxi for RMB 230,000,000 (which was estimated to be approximately US$30 million at the current currency exchange rate which was subject to change), and Shaanxi had agreed to issue the shares to the Company, such that the Company would own 90% of the issued and outstanding share capital of Shaanxi after the purchase had been completed.

          Our relationship with Shaanxi and its stockholders are now governed by a series of contractual arrangements entered into on June 23, 2008 between Jiahui and Shaanxi.  The parties have agreed that each of the agreements shall be deemed effective as of June 1, 2008.  Through these contractual arrangements, we will, among other things, provide Shaanxi consulting and other general business operation services and we will have the ability to substantially influence Shaanxi’s daily operations and financial affairs, appoint their senior executives and approve all matters requiring stockholder approval.  As a result of these contractual arrangements, which enable us to control Shaanxi, we will be considered the primary beneficiary of Shaanxi.  Accordingly, we expect to consolidate the results, assets and liabilities of Shaanxi in our financial statements.  We believe each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC.  Such contractual arrangements which we entered into are as follows:

          Exclusive Consulting Services Agreement

           Pursuant to the exclusive Consulting Services Agreement, Jiahui will provide consulting services to Shaanxi in relation to its current and proposed operations including, but not limited to, services with respect to Shaanxi’s general business operation, human resources and business development.  Shaanxi shall not accept any similar services from any third party without the consent of Jiahui.  In consideration of the services provided, Jiahui shall receive a consulting services fee each quarter equal to all of Shaanxi’s net after tax income for such quarter.  In addition, Jiahui shall be the sole and exclusive owner of all rights, title, interests and intellectual property rights arising from the performance of the exclusive consulting agreement.

          Business Operations Agreement

           Pursuant to the Business Operations Agreement, Jiahui has the right to recommend director candidates and appoint the senior executives of Shaanxi, and approve any transactions that may materially affect the assets, business, employment, obligations, rights or the operations of Shaanxi.

          Option Agreement

           Pursuant to the Option Agreement, Jiahui was granted an exclusive option to purchase from the shareholders of Shaanxi all of their equity interests in Shaanxi at the lowest price permitted by PRC laws applicable at the time of exercise of such option right.  Jiahui was granted the option right immediately after the execution of the Option Agreement, and such option right cannot be revoked or amended during the term of the Agreement. Jiahui may exercise part or full option anytime during the term of the Option Agreement.  The Option Agreement has a term of 10 years.

          Share Pledge Agreement

           Pursuant to the Share Pledge Agreement, the shareholders of Shaanxi pledged 100% of their equity interest in Shaanxi to Juahui to ensure that Shaanxi will perform its obligations under the Consulting Services Agreement and the various other related agreements by and between Juahui and Shaanxi, and in order to provide an additional mechanism for Juahui to enforce its rights to collect the consulting services fees from Shaanxi.

          Proxy Agreement

           Pursuant to the Proxy Agreement, the shareholders of Shaanxi have granted to Jiahui a proxy to vote all of shares in Shaanxi for the maximum period of time permitted by law.

          Shaanxi is the developer of the Yan-Ta Shopping Mall project in Xi’an, China.  Comprising a large urban park, a high-end shopping mall and entertainment facilities, The Yan-Ta Shopping Mall is listed as one of The City of Xi’an’s Key Projects for 2005/06. The park, already under way, will occupy 12 acres. Below ground, a three-story shopping mall will provide 1,291,670 square feet of retail and commercial space plus 2,000 parking spaces.  Designed to complement the unique characteristics of Xi’an’s historic and geographic features, the park will provide space for walking, exercising and large-scale gatherings. The northern part of the park will have an open performance platform; a large fountain will dominate the middle of the expanse; and the southern section will be plant and flower gardens.  Fountains and waterfalls with displays operated with advanced technology will be scattered throughout. Well designed lighting will keep the city night alive. This square is expected to be a landmark in Xi’an’s southern area and will be known to as a luxurious place for shopping, work and leisure.  Development of Phase I of Yan-Ta Shopping Mall commenced in 2004 and occupancy began upon completion in October 2007. Development of Phase II is now scheduled to commence during 2008 with occupancy scheduled for completion in 2011.

          Management believes that the foregoing transaction with Shaanxi is on terms at least as favorable as could have been obtained from an unrelated third party.

Item 9.01       Financial Statements and Exhibits.

Financial statements and pro forma financial information:

          Any financial statements and/or pro forma financial information required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

Exhibits:

10.1	Termination Agreement dated June 23, 2008 between China Properties Developments Inc. and Shaanxi Xinyuan Real Estate Co. Ltd.

10.2	Consulting Services Agreement dated June 23, 2008 between Xian Jiahui Real Estate Co., Ltd. and Shaanxi Xinyuan Real Estate Co. Ltd.

10.3	Business Operations Agreement dated June 23, 2008 between Xian Jiahui Real Estate Co., Ltd. and Shaanxi Xinyuan Real Estate Co. Ltd.

10.4	Option Agreement dated June 23, 2008 between Xian Jiahui Real Estate Co., Ltd., Shaanxi Xinyuan Real Estate Co. Ltd., and the Shareholders of Shaanxi Xinyuan Real Estate Co. Ltd.

10.5	Equity Pledge Agreement dated June 23, 2008 between Xian Jiahui Real Estate Co., Ltd. and the shareholders of Shaanxi Xinyuan Real Estate Co. Ltd.

10.6	Voting Rights Proxy Agreement dated June 23, 2008 between Xian Jiahui Real Estate Co., Ltd. and Shaanxi Xinyuan Real Estate Co. Ltd.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                          CHINA PROPERTIES DEVELOPMENTS, INC.
                                                                                          (Registrant)

Dated:    June 25, 2008                                                      By:          /s/ Shuo (Steven) Lou
                                                                                          Name:     Shuo (Steven) Lou
                                                                                          Title:       Chief Financial Officer